UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 2, 2015

POWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road Houston, Texas		77075-1180
(Address of Principal Executive Offices)		(Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 – Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2015, Neil Dial resigned as Senior Vice President and Chief Operating Officer of Powell Industries, Inc. (the “Company”) effective on March 2, 2015 (the “Resignation Date”).

In connection with Mr. Dial’s resignation, Mr. Dial and the Company entered into a Severance Agreement and Release effective March 5, 2015 (the “Severance Agreement”). The Severance Agreement terminates Mr. Dial’s employment agreement with the Company dated as of December 1, 2013 and provides, among other things, that in exchange for Mr. Dial’s release of all claims arising out of or relating to Mr. Dial’s employment with the Company and Mr. Dial’s resignation therefrom, Mr. Dial will receive the following benefits: (i) continued payment of Mr. Dial’s base salary for twelve (12) months; (ii) a lump sum payment of $229,500 due on the next business day after expiration of six (6) months from the Resignation Date, which amount represents one (1) times Mr. Dial’s short-term incentive compensation for the Company’s current fiscal year; (iii) immediate vesting of all outstanding unvested options, restricted stock, restricted stock units and/or performance share units of the Company; (iv) 100% of the COBRA premium which would otherwise be due under the Company’s group health plan for the lesser of (a) eighteen (18) months from the Resignation Date or (b) the date on which Mr. Dial qualifies for health insurance as a result of employment by or association with a subsequent employer; and (v) outplacement services, not to exceed $25,000, for twelve (12) months from the Resignation Date or until Mr. Dial attains substantially comparable employment (as determined by the Company), whichever is shorter.

Mr. Dial is entitled to revoke his acceptance of the Severance Agreement within seven (7) days of its execution. If he revokes his acceptance, the Severance Agreement will be of no further force or effect and Mr. Dial will not be entitled to the benefits described above.

The foregoing description of the terms and conditions of the Severance Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which, assuming Mr. Dial does not revoke his acceptance, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: March 6, 2015	By:	/s/ Don R. Madison
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Financial Officer)

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